Exhibit 23.1

PWR CPA
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-255022)(Amendment No. 2) of our report dated March 16, 2022, with respect to the audited consolidated financial statements of Rapid Therapeutic Science Laboratories, Inc. as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and for the nine month transition period ended December 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PWR CPA, LLP

Houston, Texas

July 22, 2022